Exhibit 99.1

                             SUBSCRIPTION AGREEMENT

                         BAIXO RELOCATION SERVICES, INC.

Baixo  Relocation  Services,   Inc.,  a  Nevada  corporation   (hereinafter  the
"Company") and the undersigned (hereinafter the "Subscriber") agree as follows:

WHEREAS:

A. The Company desires to shares of its common stock at a price of $0.01 per share (hereinafter the "Shares"); and

B. The Subscriber desires to acquire the number of Shares set forth on the signature page of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 per share, and the Company agrees to sell such Shares to the Subscriber for said purchase price. Upon execution, this subscription shall be irrevocable by the Subscriber.

1.2 The purchase price for the Shares subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to the Company's head office, or such other place as the Company shall designate. Payment can be made either by submitting a personal check, cashier's check or money order, or by such other consideration that the board deems advisable in its discretion, for the full purchase price of $0.01 per Share with the executed Subscription Agreement. Payments shall be made payable to "Baixo Relocation Services, Inc."

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 The Subscriber hereby severally represents and warrants to the Company the following:

     (A) The Subscriber recognizes that the purchase of Shares subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

     (B) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

     (C) The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

     (D) The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate the investment; and
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     (E)  Subscriber  hereby  acknowledges  receipt of a copy of the  Prospectus relating  to this  offering  and the Shares  which is on file with the
          United  States   Securities  and  Exchange   Commission   ("SEC")  and
          represents and warrants that, in making his investment in the Shares, he is not relying upon any representations by the Company or its representatives other than those contained in the Prospectus.

REPRESENTATIONS BY THE COMPANY

3.1 The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

                              TERMS OF SUBSCRIPTION

4.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2 Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

4.3 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
4.4 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, 20____.



Number of Shares Subscribed For:
                                ------------------------------------------------

Signature of Subscriber:
                                ------------------------------------------------

Name of Subscriber:
                                ------------------------------------------------

Address of Subscriber:
                                ------------------------------------------------

                                ------------------------------------------------

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ACCEPTED BY: BAIXO RELOCATION SERVICES, INC.



Signature of Authorized Signatory:
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Name of Authorized Signatory:
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Date of Acceptance:
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